UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2010

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

      On May 18, 2010, Limited Brands, Inc. (the “Company”) issued a press release announcing the completion of its tender offers to purchase any and all of its $191.5 million outstanding 6⅛% Notes due 2012 (the “2012 Notes”) and a portion of its $500 million outstanding 5¼% Notes due 2014 (the “2014 Notes”) (the “Tender Offers”).

     The Tender Offers, which expired at 12:00 midnight, New York City time, on May 17, 2010, were made pursuant to an Offer to Purchase dated April 20, 2010, and related Letter of Transmittal.  The Company purchased approximately 69.80% and 53.27% of the 2012 and 2014 Notes, respectively.  A total of approximately $57.8 million and $233.6 million in aggregate principal amount of the 2012 and 2014 Notes remains outstanding.

    A copy of the press release announcing the completion of the Tender Offers is filed herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 18, 2010 announcing the final results of the Tender Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc. (Registrant)

Date:	May 18, 2010	By:	/s/ Stuart B. Burgdoerfer
			Name:	Stuart B. Burgdoerfer
			Title:	Executive Vice President and Chief Financial Officer*
_____________
*           Mr. Burgdoerfer is the principal financial officer and the principal accounting officer and has been duly authorized to sign on behalf of the Registrant.

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated May 18, 2010 announcing the final results of the Tender Offers.